UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 1/9/2014 (1/6/2014)
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The information regarding the results of operations and financial condition of INTL FCStone Inc. (the “Company”) responsive to this Item 2.02, and contained in Exhibit 99.1 furnished herewith, is incorporated into this Item 2.02 by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 6, 2014, the Company received a letter from the NASDAQ Stock Market LLC ("NASDAQ") notifying the Company that it is not in compliance with NASDAQ Listing Rule 5810(b) because its Annual Report on Form 10-K for the year ended September 30, 2013 was not filed on a timely basis with the Securities and Exchange Commission. NASDAQ requires the Company to submit a plan within 60 calendar days to regain compliance with NASDAQ's filing requirements for continued listing. The Company believes it will file its Annual Report on Form 10-K for the year ended September 30, 2013 on or before January 17, 2014 and will cure the NASDAQ filing deficiency and be back in compliance with the NASDAQ reporting requirements.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On January 7, 2014, the Audit Committee of the Board of Directors, along with senior management of the Company in consultation with the Company’s independent registered public accountants, concluded that the consolidated financial statements as of and for the years ended September 30, 2012 and September 30, 2011 included in the Company’s Annual Reports on Form 10-K for the fiscal years ended September 30, 2012 and September 30, 2011, respectively, and the unaudited consolidated financial statements included in interim reports filed for such periods, should no longer be relied upon. Those consolidated financial statements will be restated as further discussed below.
In connection with the preparation of its consolidated financial statements for the fiscal year ended September 30, 2013, the Company identified errors in the reconciliation of the Company's subsidiary INTL FCStone Markets, LLC's accounting records to its back office system which occurred in 2012, 2011 and 2010.
The Company plans to file on or before January 17, 2014 its Annual Report on Form 10-K for the year ended September 30, 2013, which will include restated financial statements for the years ended September 30, 2012 and September 30, 2011.
The impact of the correction of the reconciliation errors noted above, to our previously reported consolidated balance sheets as of September 30, 2012 and 2011 is summarized below.

(in millions)	As of September 30, 2012				As of September 30, 2011
	(As Reported)	Cumulative Prior Period Adjustments	FY 2012 Adjustment	(As Restated)	(As Reported)	FY 2010 Adjustments	FY 2011 Adjustment	(As Restated)
Deposits with and receivables from broker-dealers, clearing organizations and counterparties	$127.4	(7.1)	(3.5)	$116.8	$146.5	(3.0)	(4.1)	$139.4
Income taxes receivable	$11.9	2.3	1.3	$15.5	$8.8	—	2.3	$11.1
Goodwill and intangible assets, net	$54.7	1.1	—	$55.8	$56.1	1.1	—	$57.2
Total assets	$2,958.9	(3.7)	(2.2)	$2,953.0	$2,635.7	(1.9)	(1.8)	$2,632.0
Income taxes payable	$5.5	—	—	$5.5	$4.6	(0.7)	0.7	$4.6
Total liabilities	$2,639.8	—	—	$2,639.8	$2,338.1	(0.7)	0.7	$2,338.1
Retained earnings	$112.0	(3.7)	(2.2)	$106.1	$97.0	(1.2)	(2.5)	$93.3
Total stockholders’ equity	$319.1	(3.7)	(2.2)	$313.2	$296.3	(1.2)	(2.5)	$292.6
Total liabilities and stockholders’ equity	$2,958.9	(3.7)	(2.2)	$2,953.0	$2,635.7	(1.9)	(1.8)	$2,632.0
The impact of the correction of the reconciliation errors noted above, to our previously reported consolidated income statements for fiscal years ended September 30, 2012 and 2011 is summarized as follows:

	Consolidated Income Statement Information for the Year Ended September 30,
(in millions)	2012			2011
	(As Reported)	Adjustment	(As Restated)	(As Reported)	Adjustment	(As Restated)
Trading gains, net	$248.4	(3.5)	$244.9	$205.7	(4.1)	$201.6
Operating revenues	$457.7	(3.5)	$454.2	$423.2	(4.1)	$419.1
Income from continuing operations, before tax	$19.3	(3.5)	$15.8	$59.5	(4.1)	$55.4
Income tax expense	$4.4	(1.3)	$3.1	$22.5	(1.6)	$20.9
Net income attributable to INTL FCStone Inc. common stockholders	$15.0	(2.2)	$12.8	$37.3	(2.5)	$34.8
Comprehensive income	$18.7	(2.2)	$16.5	$34.3	(2.5)	$31.8
The correction of these errors had no impact on the net cash provided by or used in operating activities, net cash used in investing activities, or net cash provided by or used in financing activities in our previously reported consolidated statements of cash flows for the fiscal years ended September 30, 2012 and 2011.
The cumulative overstatement of retained earnings prior to fiscal year 2011 arising from these errors was $1.2 million.
The Company is continuing to evaluate the scope of any material weaknesses in its disclosure controls and internal control over financial reporting, but expects to report material weaknesses in connection with this restatement.
Item 7.01. Regulation FD Disclosure
The following information is furnished under Item 2.02, “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On January 9, 2014, the Company issued a news release on the subject of its operations and financial condition for the fiscal quarter and fiscal year ended September 30, 2013.
The press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1 Press release dated January 9, 2014.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
January 9, 2014	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated January 9, 2014.